Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Monthly Payment Series--310

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-49113 of our opinion dated January 29, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 18, 1998